UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2007
HARRIS STRATEX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)
Research Triangle Park, 637 Davis Drive
Morrisville, North Carolina 27560
(Address of principal executive offices)
(919) 767-3250
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1.1 Letter Agreement
EX-10.1 Investor Agreement
EX-10.2 Non-Competition Agreement
EX-10.3 Registration Rights Agreement
EX-10.4 Intellectual Property Agreement
EX-10.5 Trademark & Trade Name License Agreement
EX-10.6 Lease Agreement
EX-10.7 Transition Services Agreement
EX-10.8 Warrant Assumption Agreement
EX-10.9 NetBoss Service Agreement
EX-10.10 Lease Agreement
EX-10.11 Tax Sharing Agreement
EX-10.13 Kissner Non-Compete
EX-10.14 Campbell Employment Agreement
EX-10.15 Waechter Employment Agreement
EX-10.16 Standard Form Executive Employment Agreement
EX-23.1 Consent of Deloitte & Touche LLP
EX-99.1 Press Release

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously reported by Harris Stratex Networks, Inc. (the “Company”) in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as amended (Registration No. 333-137980), which was declared effective by the Securities and Exchange Commission on January 5, 2007 (the “S-4”), the Company entered into a Formation, Contribution and Merger Agreement among Harris Corporation (“Harris”), Stratex Networks, Inc. (“Stratex”), Stratex Merger Corp. (“Merger Corp.”) and the Company dated September 5, 2006, which agreement was amended and restated on December 18, 2006 (the “Combination Agreement”). The Combination Agreement was amended by the letter agreement on January 26, 2007. On January 26, 2007, pursuant to the Combination Agreement, Merger Corp., a wholly owned subsidiary of the Company, merged with and into Stratex with Stratex as the surviving corporation, and concurrently with the merger of Stratex and Merger Corp., Harris contributed its Microwave Communications Division (“MCD”), including $32.1 million in cash, to the Company.
Pursuant to the merger, each share of Stratex common stock has been converted into one-fourth of a share of the Company’s Class A common stock. As a result of the transaction, approximately 24,733,114 shares of the Company’s Class A common stock were issued to the former holders of Stratex common stock.
The sale of the Company’s Class A common stock to the former holders of Stratex common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the S-4. Shares of the Company’s Class A common stock are listed on the NASDAQ Global Market under the ticker symbol “HSTX” and commenced trading on January 29, 2007.
On January 26, 2007, pursuant to the Combination Agreement the Company entered into the following material contracts:
•	Investor Agreement between the Company and Harris (see Exhibit 10.1 to this report)

•	Non-Competition Agreement among the Company, Harris and Stratex (see Exhibit 10.2 to this report)

•	Registration Rights Agreement between the Company and Harris (see Exhibit 10.3 to this report)

•	Intellectual Property Agreement between the Company and Harris (see Exhibit 10.4 to this report)

•	Trademark and Trade Name License Agreement between the Company and Harris (see Exhibit 10.5 to this report)

•	Lease Agreement between the Company and Harris (for office space) (see Exhibit 10.6 to this report)

•	Transition Services Agreement between the Company and Harris (see Exhibit 10.7 to this report)

•	Warrant Assumption Agreement between the Company and Stratex (see Exhibit 10.8 to this report)

•	NetBoss Service Agreement between the Company and Harris (see Exhibit 10.9 to this report)

•	Lease Agreement between the Harris Stratex Networks Canada ULC and Harris Canada, Inc. (for equipment and machinery) (see Exhibit 10.10 to this report)

•	Tax Sharing Agreement between the Company and Harris (see Exhibit 10.11 to this report).
The proxy statement/prospectus included in the S-4 contains information about the combination of Stratex and MCD pursuant to the Combination Agreement and the intended structure and operation of the Company. The proxy statement/prospectus also includes summaries and descriptions of the material contracts listed above, which disclosure is incorporated by reference in response to this item.
Item 2.05. Costs Associated with Exit or Disposal Activities.
In order to improve operating efficiencies and to create synergies through the consolidation of facilities, the management of the Company determined on January 29, 2007, to restructure its Montreal operations and began notifying approximately 200 employees that their employment will be terminated between April 1, 2007 and September 30, 2007 in the initial phase of the restructuring plan.
The Company currently anticipates incurring expenditures ranging from $8.5 to $9.5 million in connection with this restructuring plan, consisting primarily of employee severance costs, benefits, and outplacement assistance. At present, the Company is unable to determine whether there will be additional costs associated with this restructuring plan or to estimate the amount and type of additional costs. If the Company determines that there will be such additional costs and makes a determination of the type and estimate of the costs, the Company will file an amended report on Form 8-K to disclose its determination.
Item 3.02. Unregistered Sales of Equity Securities.
Pursuant to the Combination Agreement, on January 26, 2007, Harris contributed the assets of MCD, including $32.1 million in cash, and, in exchange the Company assumed certain liabilities of Harris related to MCD and issued 32,850,965 shares of the Company’s Class B common stock to Harris. The offer and sale of the Class B common stock was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) of the Securities Act.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On January 26, 2007, the following individuals became directors of the Company upon filing the amended and restated certificate of incorporation described in Item 5.03 below:

Directors:	Committees:

Class A Directors:

William A. Hasler	Governance (Chair), Audit, Nominating

Clifford H. Higgerson	Compensation, Nominating

Charles D. Kissner	Governance, Nominating

Edward F. Thompson	Audit (Chair), Nominating

Class B Directors:

Guy M. Campbell (continuing director)	—

Eric C. Evans	Audit

Howard L. Lance (continuing director)	Governance

Dr. Mohsen Sohi	Compensation

Dr. James C. Stoffel	Compensation (Chair)
The terms applicable to the appointment and election of directors as provided in the Company’s Restated Certificate of Incorporation and the Investor Agreement between the Company and Harris, as well as the applicability of corporate governance requirements under NASDAQ rules and the Company’s compliance therewith, have been disclosed in the proxy statement/prospectus included in the S-4, which disclosure is incorporated by reference in response to this item.
Biographical and other information about each director and descriptions of certain transactions and relationships between any such director and the Company are disclosed in the proxy statement/prospectus included in the S-4, which disclosure is incorporated by reference in response to this item.
Director Compensation
The Company’s board of directors has approved the following schedule of fees payable to non-executive directors and committee chairs:

Annual retainer	$30,000

Meeting fees:
In-person board meetings	$3,000

Telephonic meetings	$1,500

In-person committee meetings	$2,000

Telephonic committee meetings	$1,000

Chair annual retainers:

Audit Committee	$10,000

Corporation Committee	$8,000

Governance Committee	$5,000

Chairman of the Board of Directors	$10,000
The retainer fees are payable quarterly. The Company will reimburse the directors’ reasonable travel expenses to board meetings, including expenses such as supplies, and the education costs, including travel for one course per year.
Each director will receive an initial grant of restricted shares with a value of $90,000 upon commencement of the director’s service, and an annual grant of restricted shares with a value of $60,000 for each year of service on the board of directors.
The shares will vest at a rate of 25% per quarter over the year following the date of grant. In addition, a director may elect to receive the annual retainer fee in the form of shares of restricted stock. All shares will be issued under the Company’s 2007 Stock Equity Plan pursuant to a form of agreement approved by the compensation committee of the Company’s board of directors but have not been granted yet.
Mr. Campbell, the Company’s President and Chief Executive Officer, and Mr. Lance, the Chairman of the Board, President and Chief Executive Officer of Harris, are not eligible for equity awards and will not be paid directors fees.
Appointment of Principal Officers
On January 26, 2007, the board of directors of the Company appointed the following individuals to serve in the positions set forth opposite their respective names below:

President and Chief Executive Officer	Guy M. Campbell

Chief Operating Officer	Thomas H. Waechter

Chief Financial Officer	Sarah A. Dudash

Corporate Controller (Principal Accounting Officer)	Robert W. Kamenski
Biographical and other information about each of such officers and descriptions of certain transactions and between any such officer and the Company are disclosed in the proxy statement/prospectus included in the S-4, which disclosure is incorporated by reference in response to this item.
Compensation Plans, Contracts and Arrangements with Covered Officers
In connection with the completion of the transactions contemplated by the Combination Agreement and the appointment of new directors and officers named above the board of directors of the Company approved the following compensation plans, contracts and arrangements:
Charles D. Kissner
The Company and Stratex entered into a Non-Competition Agreement dated as of January 26, 2007 with Charles D. Kissner, Stratex’s former Chairman of the Board of Directors under which Mr. Kissner agreed not to compete with the business conducted by Stratex for one year commencing on the later of the date of termination of his employment with Stratex and the closing date under the Combination Agreement, the Company agreed to pay Mr. Kissner $330,000 in two equal installments six and 12 months after the commencement of the non-competition period, and Stratex and Mr. Kissner amended his employment agreement dated May 14, 2002 to eliminate the obligation to pay him the target bonus otherwise due upon a change of control of Stratex. The severance payments provided under Mr. Kissner’s employment agreement with Stratex and related matters are described in the proxy statement/prospectus, included in the S-4, which disclosure is incorporated by reference in response to this item.
Guy M. Campbell
The Company entered into an at will employment agreement dated as of January 26, 2007 with Guy M. Campbell. The terms of Mr. Campbell’s compensation are set forth in the table below under the caption “Executive Compensation Packages.”
Under the terms of his employment agreement, if Mr. Campbell’s employment is terminated without cause, or he is prevented from performing his duties as CEO and President of the Company due to a disability for more than six consecutive months and his employment is terminated, or he resigns for good reason (other than for good reason following a change of control) he will receive benefits as described below:
•	severance payments at his final base salary (offset by any disability income payments) for a period of 30 months following his termination; such payments will be subject to applicable withholding and made in accordance with the Company’s normal payroll practices;

•	payment of premiums necessary to continue his group health insurance under COBRA or to purchase other comparable health insurance coverage on an individual or group basis when he is no longer eligible for COBRA coverage until the earlier of (1) the date on which he reaches the age of 65 or (2) the date on which he first becomes eligible to participate in another employer’s group health insurance;

•	if he is terminated without cause the Company will pay the prorated portion of any incentive bonus that he would have earned during the incentive bonus year in which his employment was terminated;

•	the right to purchase all vested shares of the Company’s common stock subject to outstanding options granted to him until the earlier of (1) 30 months and (2) the date on which the applicable option(s) expire; and

•	outplacement assistance selected and paid for by the Company.
The employment agreement also provides that within 18 months following the completion of a change of control (as defined in the employment agreement) if Mr. Campbell’s employment terminates without cause, or Mr. Campbell resigns for good reason following a change of control, the benefits provided in the employment agreement will vest upon his termination or resignation, and he will be entitled to receive the same severance benefits from the Company listed above, except:
•	he will receive severance payments at his final base salary (offset by any disability income payments) for a period of 42 months following his termination;

•	the Company will accelerate the vesting of all unvested stock options as of the date of his termination;

•	the right to purchase all vested shares of the Company’s common stock subject to outstanding options will be granted to him until the earlier of (1) 42 months and, (2) the date on which the applicable option(s) expire; and

•	he will receive a payment equal to the greater of (1) the average of the annual incentive bonus payments received, if any, for the previous three years, or (2) the target incentive bonus for the year in which his employment terminates.
The employment agreement also contains an agreement that Mr. Campbell will not compete with the Company’s business for 18 months following termination of his employment.
For purposes of Mr. Campbell’s employment agreement, the following terms are defined as follows:
“Cause” means:
•	theft, dishonesty, misconduct or falsification of any employment or Company records;

•	improper disclosure of the Company’s confidential or proprietary information;

•	action which has a material detrimental effect on the Company’s reputation or business;

•	refusal or inability to perform any assigned duties (other than as a result of a disability) after written notice; or

•	conviction (including any plea of guilty or no contest) for any criminal act that impairs his ability to perform his duties.
“Good reason” means any of the following conditions:
•	a reduction in his base salary of 20% or more, other than a reduction that is similarly applicable to a majority of the members of the Company’s executive staff;

•	a material reduction in his employee benefits, other than a reduction that is similarly applicable to a majority of the members of the Company’s executive staff;

•	a material reduction in his responsibilities or authority without his written consent;

•	a material breach by the Company of any material provision of the employment agreement; or

•	the relocation of his main workplace without his concurrence to a location that is more than 75 miles from the Company’s current facility in Morrisville, North Carolina; or any other acts or omissions by the Company that constitute constructive discharge under federal or North Carolina law.
“Good reason following a change of control” means any of the following conditions:
•	a material and adverse change in position, duties or responsibilities for the Company;

•	a reduction in base salary as measured against his base salary immediately prior to the change of control;

•	a material reduction in employee benefits, other than a reduction that is similarly applicable to a majority of the members of the Company’s executive staff; or

•	the relocation of the Company’s workplace to a location that is more than 75 miles from the Company’s current facility in Morrisville, North Carolina.
The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which is included as Exhibit 10.14 to this report.
Thomas H. Waechter
Mr. Waechter’s employment by the Company is subject to the terms of his existing employment agreement with Stratex, but his current compensation is as set forth in the table below. Under Mr. Waechter’s existing employment agreement with Stratex in the event his employment is terminated by the Company without cause or if he resigns for good reason, other than upon a change of control, he will be entitled, upon satisfaction of certain conditions to the following benefits:
•	severance payments at his final base salary rate for a period of 18 months following his termination; such payments will be subject to applicable withholding and made in accordance with the Company’s normal payroll practices;

•	payment of the premiums necessary to continue his group health insurance under COBRA (or to purchase other comparable health insurance coverage on an individual basis if he is no longer eligible for COBRA coverage) until the earlier of (x) 18 months following his termination date; or (y) the date he first became eligible to participate in another employer’s group health insurance plan; provided, however, that if he is 60 years of age or older on the date of his termination without cause, and if he has been employed by the Company for not less than three years as of the date of his termination without cause, the Company will pay the premiums necessary to continue his Company group health insurance coverage under COBRA (or to provide him with comparable health insurance coverage) until he reaches the age of 65 or until he is eligible to participate in another employer’s group health insurance plan, whichever comes first;

•	with respect to any stock options granted to him by the Company, he will cease vesting upon his termination date; however, he will be entitled to purchase any vested shares of stock that are subject to those options until the earlier of (x) 18 months following his termination date, or (y) the date on which the applicable option(s) expire(s); except as set forth in this subparagraph, his Company stock options will continue to be subject to and governed by the Plan and the applicable stock option agreements between he and the Company;
•	payment of his then-provided Company car allowance for 18 months following his termination; and

•	outplacement assistance selected and paid for by the Company.
For purposes of Mr. Waechter’s employment agreement, the terms “for cause” and “good reason” have substantially the same definition as are contained in Mr. Campbell’s employment agreement, described above.
The severance arrangements contained in Mr. Waechter’s employment agreement that apply upon a change of control (as defined in his agreement) are described in the proxy statement/prospectus included in the S-4, which disclosure is incorporated by reference in response to this item. As a result of the Company’s acquisition of Stratex, which is reported under Item 2.01, above, these change of control severance provisions will be applicable to Mr. Waechter for the next 24 months. They also would apply in the event of a change of control of the Company occurring after the end of the 24-month period. The foregoing description of Mr. Waechter’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which is included as Exhibit 10.15 to this report.
Sarah A. Dudash and Robert Kamenski
Ms. Dudash’s and Mr. Kamenski’s employment is at will and are expected to be subject to the terms set forth in the Company’s standard form of executive employment letter agreement. Their current compensation packages are set forth in the table below. Under the standard form of executive employment letter agreement if the executive’s employment is terminated by the Company without cause or because of disability, or the executive resigns for good reason, the executive will be entitled to the following severance benefits:
•	severance payments at the executive’s final base salary rate for a period of 12 months following the executive’s termination; such payments will be subject to applicable withholding and made in accordance with the Company’s normal payroll practices;

•	payment of the premiums necessary to continue the executive’s group health insurance under COBRA (or to purchase other comparable health insurance coverage on an individual basis if he or she is no longer eligible for COBRA coverage) until the earlier of (1) 12 months following the termination date; or (2) the date he or she first became eligible to participate in another employer’s group health insurance plan; or (3) the date on which he or she is no longer eligible for COBRA coverage;

•	if the executive’s termination without cause occurs, the Company will pay the executive the prorated portion of any incentive bonus that the executive would have earned, if any, during the incentive bonus period in which the executive’s employment terminates (the pro-ration shall be equal to the percentage of that bonus period that he or she is actually employed by the Company), and such prorated bonus will be paid to the executive at the time that such incentive bonuses are paid to other Company employees;

•	with respect to any stock options granted to the executive by the Company, he or she will cease vesting upon the termination date; however, for options granted prior to the date of the agreement, the options will be exercisable in accordance with the terms of the applicable option agreement, for options granted subsequent to the date of the agreement, he or she will be entitled to purchase any vested shares of stock that are subject to those options until the earlier of (1) 12 months following the termination date, or (2) the date on which the applicable option(s) expire(s); and

•	outplacement assistance selected and paid for by the Company.
In the event of a change of control (as defined in the form of employment agreement), if the executive’s employment is terminated without cause or the executive resigns for good reason within 18 months after the occurrence of the change of control he or she will receive the same severance benefits described above, except:
•	severance payments at the executive’s final base salary rate for a period of 24 months following the executive’s termination;

•	payment of the premiums necessary to continue the executive’s group health insurance under COBRA (or to purchase other comparable health insurance coverage on an individual basis if he or she is no longer eligible for COBRA coverage) until the earlier of (1) 24 months following the termination date; or (2) the date he or she first became eligible to participate in another employer’s group health insurance plan; or (3) the date on which he or she is no longer eligible for COBRA coverage;

•	the Company will accelerate the vesting of all unvested stock options as of the date of the executive’s termination;

•	the executive will be entitled to purchase any vested shares of stock that are subject to those options until the earlier of (1) 24 months following the termination date, or (2) the date on which the applicable option(s) expire(s); and

•	the executive will receive a payment equal to the greater of (1) the average of the annual incentive bonus payments received, if any, for the previous three years, or (2) the target incentive bonus for the year in which his employment terminates.
For purposes of the standard form of executive employment letter agreement the terms “Good reason following a change of control” and “Good reason” have the same definitions as are contained in Mr. Campbell’s employment agreement, described above.
The foregoing description of the employment agreements for Ms. Dudash and Mr. Kamenski is not complete and is qualified in its entirety by reference to the standard form of executive employment agreement, which is included as Exhibit 10.16 to this report.
Executive Compensation Packages
The Compensation Committee of the Company’s board of directors has approved the following compensation packages for the executives named above in connection with their new employment by the Company.

Name and Title	Salary (1)	Incentive Pay (2)	LTIP (3)	Retention Bonus (4)
Guy M. Campbell	$500,000	$500,000	$950,000	—
Thomas H. Waechter	$450,000	$360,000	$760,000	—
Sarah A. Dudash	$240,000	$132,000	$360,000	$240,000
Robert Kamenski	$195,000	$87,800	$126,800	$195,000

[1]	Represents the executive’s base salary payable every two weeks in equal installments.

[2]	Represents the maximum potential annual bonus payable for the achievement of revenue and net income or earnings per share, objectives established by the Compensation Committee of the board of directors. For the remainder of the Company’s 2007 fiscal year, which ends June 29, 2007, the maximum incentive pay is 50% of the amount in the table.

[3]	Represents the value of equity awards under a Long-Term Equity Incentive Plan to be approved by the Compensation Committee of the board of directors, of which 50% will be in the form of shares of restricted stock and 50% will be in the form of stock options. The equity awards will be made on standard forms of agreement approved by the board of directors pursuant to the Company’s 2007 Stock Equity Plan. The restricted shares will vest in full after three years, if the Compensation Committee determines that the performance objectives selected by the Compensation Committee have been achieved and other criteria established by the Compensation Committee have been satisfied. The option shares will vest based on continued employment, with 50% of the shares vesting after the first year and 25% of the shares vesting at the end of each of the following two years. The number of shares to be awarded to each of the officers under this plan has not been determined yet.

[4]	Represents the value of a grant of restricted shares to be issued as a one-time retention bonus. The shares will vest in full based on continued employment for three years.
Equity Incentive Plans
The board of directors and former stockholder of the Company approved the issuance of up to 5,000,000 shares of Class A common stock of the Company under the Company’s 2007 Stock Equity Plan (the “Plan”) on December 28, 2006. The material terms of the Plan are described in the proxy statement/prospectus included in the S-4, which disclosure is incorporated by reference in response to this item. No option grants have been made under the Plan as of the date of this report. The Company assumed all of the outstanding options under Stratex’s equity incentive plans outstanding at the time of the merger, representing the right to purchase a total of 3,316,994 shares of Class A common stock, including options to purchase 112,500 shares and 23,750 shares of

Class A common stock held by Mr. Waechter and Mr. Kamenski, respectively. No additional options or other equity awards will be issued under any of the assumed Stratex plans.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Combination Agreement, the Company amended and restated its Certificate of Incorporation and Bylaws, as described in the proxy statement/prospectus included in the S-4 and to list the directors named above in Item 5.02, which disclosure is incorporated by reference in response to this item. Copies of the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on January 26, 2007 and the Amended and Restated Bylaws are incorporated by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to the Registration Statement on Form 8-A of the Company filed with the Securities and Exchange Commission on January 26, 2007 (File No. 333-137980).
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The financial statements required to be filed with this form have been reported previously in the proxy statement/prospectus included in the S-4 and in the Company’s Registration Statement on Form S-1 (Registration No. 333-137980), which was filed with the Securities and Exchange Commission on January 24, 2007 (the “S-1”). These financial statements, which are incorporated by reference herein, consist of (i) the consolidated balance sheets of Stratex as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2006, as well as the Report of Independent Registered Public Accounting Firm, Deloitte & Touche LLP, with respect to such financial statements, and (ii) the interim financial information for the three and six months ended September 30, 2006 are incorporated herein by reference to the S-1.
To the extent additional information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The pro forma condensed financial information required to be filed with this form have been reported previously in the proxy statement/prospectus included in the S-4. This information consists of (i) the unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2006 and for the twelve months ended June 30, 2006 assuming the purchase business combination MCD and Stratex occurred on July 1, 2006 and July 1, 2005, respectively, and (ii) the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 assuming the purchase business combination had been completed on September 30, 2006.
To the extent additional information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(c) Exhibits.
2.1 Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Appendix A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)
2.1.1 Letter Agreement, dated as of January 26, 2007, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp.

3.1 Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc. as filed with the Secretary of State of the State of Delaware on January 26, 2007 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 26, 2007, File No. 333-137980)
3.2 Amended and Restated Bylaws of Harris Stratex Networks, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 26, 2007, File No. 333-137980)
10.1 Investor Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.2 Non-Competition Agreement among Harris Stratex Networks, Inc., Harris Corporation and Stratex Networks, Inc. dated January 26, 2007
10.3 Registration Rights Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.4 Intellectual Property Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.5 Trademark and Trade Name License Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.6 Lease Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.7 Transition Services Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.8 Warrant Assumption Agreement between Harris Stratex Networks, Inc. and Stratex Networks, Inc. dated January 26, 2007
10.9 NetBoss Service Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.10 Lease Agreement between Harris Stratex Networks Canada ULC and Harris Canada, Inc. dated January 26, 2007
10.11 Tax Sharing Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.12 Harris Stratex Networks, Inc. 2007 Stock Equity Plan (incorporated by reference to Exhibit 10.26 to Amendment No. 3 to the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)
10.13 Non-Competition Agreement, dated January 26, 2007, among Harris Stratex Networks, Inc., Stratex Networks, Inc. and Charles D. Kissner
10.14 Employment Agreement, effective as of January 26, 2007, between Harris Stratex Networks, Inc. and Guy M. Campbell
10.15 Employment Agreement dated as of May 18, 2006 between Stratex Networks, Inc. and Thomas H. Waechter and all amendments thereto.
10.16 Standard Form of Executive Employment Agreement between Harris Stratex Networks, Inc. and certain executives.

23.1 Consent of Independent Registered Public Accounting Firm.
99.1 Press release dated January 26, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Sarah A. Dudash
	Name:	Sarah A. Dudash
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.
2.1 Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp. (incorporated by reference to Appendix A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)
2.1.1 Letter Agreement, dated as of January 26, 2007, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp.
3.1 Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc. as filed with the Secretary of State of the State of Delaware on January 26, 2007 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 26, 2007, File No. 333-137980)
3.2 Amended and Restated Bylaws of Harris Stratex Networks, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 26, 2007, File No. 333-137980)
10.1 Investor Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.2 Non-Competition Agreement among Harris Stratex Networks, Inc., Harris Corporation and Stratex Networks, Inc. dated January 26, 2007
10.3 Registration Rights Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.4 Intellectual Property Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.5 Trademark and Trade Name License Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.6 Lease Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.7 Transition Services Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.8 Warrant Assumption Agreement between Harris Stratex Networks, Inc. and Stratex Networks, Inc. dated January 26, 2007
10.9 NetBoss Service Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007
10.10 Lease Agreement between Harris Stratex Networks Canada ULC and Harris Canada, Inc. dated January 26, 2007
10.11 Tax Sharing Agreement between Harris Stratex Networks, Inc. and Harris Corporation dated January 26, 2007

10.12 Harris Stratex Networks, Inc. 2007 Stock Equity Plan (incorporated by reference to Exhibit 10.26 to Amendment No. 3 to the Registration Statement on Form S-4 of Harris Stratex Networks, Inc. filed with the Securities and Exchange Commission on January 3, 2007, File No. 333-137980)
10.13 Non-Competition Agreement, dated January 26, 2007, among Harris Stratex Networks, Inc., Stratex Networks, Inc. and Charles D. Kissner
10.14 Employment Agreement, effective as of January 26, 2007, between Harris Stratex Networks, Inc. and Guy M. Campbell
10.15 Employment Agreement dated as of May 18, 2006 between Stratex Networks, Inc. and Thomas H. Waechter and all amendments thereto.
10.16 Standard Form of Executive Employment Agreement between Harris Stratex Networks, Inc. and certain executives.
23.1 Consent of Independent Registered Public Accounting Firm.
99.1 Press release dated January 26, 2007.